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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           KOPPERS INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


             Pennsylvania                               25-1588399
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


          436 Seventh Avenue                            15219-1800
       Pittsburgh, Pennsylvania                         (Zip Code)
        (Address of Principal
          Executive Offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ X ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered
9-7/8% Senior Subordinated                          New York Stock Exchange
      Notes due 2007

 Securities Act registration statement file number to which this form relates:

                                   333-43153

       Securities to be registered pursuant to Section 12(g) of the Act:
                                     None

Item 1. Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of Notes" in the Registrant's Amendment No. 1 to Form S-4 Registration Statement (Registration No. 333-43153), filed with the Securities and Exchange Commission on January 23, 1998, is incorporated herein by reference.

Item 2. Exhibits.

1. Indenture between the Registrant and Integra Trust Company, National Association, as Trustee (Incorporated by reference to respective exhibits to the Company's Form 10-K for the year ended December 31, 1993).

2. Indenture, dated as of December 1, 1997 between the Registrant and PNC Bank, National Association, as Trustee. (Incorporated by reference to Exhibit 4.2 of the Company's Form S-4 Registration Statement filed December 22, 1997).

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3. Form of Note (contained in Indenture which is incorporated by reference to
   Exhibit 4.2 of the Company's Form S-4 Registration Statement filed
   December 22, 1997).

4. Registration Rights Agreement dated as of December 1, 1997 between the Registrant and the Purchasers. (Incorporated by reference to Exhibit 4.4 of the Company's Form S-4 Registration Statement filed December 22, 1997).


                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 4th day of March, 1998.


KOPPERS INDUSTRIES, INC.

By: /s/ Donald E. Davis
    --------------------------
    Donald E. Davis
    Vice President and Chief Financial Officer








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